UNAUDITED PRO FORMA CONSOLIDATED AND COMBINMED FINANCIAL INFORMATION
The following unaudited pro forma consolidated and combined statements of operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 of VICI Properties, Inc. (the "Company" or "we") have been prepared in accordance with Article 11 of Regulation S-X and give effect to (i) the 2017 transactions as described below and (ii) the Company's IPO which closed on February 5, 2018, as if all such transactions had occurred on January 1, 2017. A pro forma consolidated and combined balance sheet is not presented, as the transactions discussed below are fully reflected in the historical consolidated balance sheet as of June 30, 2018 and, therefore, do not require any pro forma adjustments.
The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and in many cases are based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated and combined financial statements. We believe such assumptions are reasonable under the circumstances and reflect the best currently available estimates and judgments. However, the pro forma financial information may not be indicative of our future performance and does not necessarily reflect what our results of operations would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated above.
The unaudited pro forma consolidated and combined financial statements are derived from and should be read in conjunction with the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Company's consolidated financial statements and related notes included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018, the historical combined financial statements of Caesars Entertainment Outdoors ("CEO"), our predecessor, included in Form S-11 filed on May 10, 2018 (the "Form S-11"), and the combined statements of investments of real estate assets to be contributed to the Company included in Form S-11, and in each case, the related notes thereto.
The following unaudited pro forma consolidated and combined financial statements give effect to (i) the 2017 transactions (as described below) that are not fully reflected in the historical financial statements, which present the period from October 6, 2017 to December 31, 2017 and (ii) the IPO, which closed on February 5, 2018.
2017 Transactions

•	the execution of the lease agreements entered into with Caesars Entertainment Corporation ("Caesars") on October 6, 2017 (the "Formation Date");

•	the incurrence by subsidiaries of the Company of approximately $4.917 billion of indebtedness on the Formation Date and the use of proceeds therefrom;

•	the entry into a golf course use agreement (the "Golf Course Use Agreement") with Caesars on the Formation Date;

•	the acquisition of Harrah’s Las Vegas for a purchase price of approximately $1.14 billion on December 22, 2017; and

•
the incurrence by subsidiaries of the Company of approximately $2.6 billion of indebtedness on December 22, 2017, comprised of a $2.2 billion seven-year senior secured first lien term loan B facility ("Term Loan B Facility") and a $400 million five-year first lien revolving credit facility ("Revolving Credit Facility"), used to refinance $1.6 billion aggregate principal amount of senior secured first lien term loans under a senior secured credit facility ("Prior Term Loans") and $311.7 million aggregate principal amount of first priority senior secured floating rate notes due 2022 ("Prior First Lien Notes"), and the repurchase of all three tranches of mezzanine debt of CPLV in the initial aggregate principal amount of $650.0 million ("Prior CPLV Mezzanine Debt"), of which $250.0 million was subject to the mandatory mezzanine conversion on November 6, 2017.

Unaudited Pro Forma Consolidated and Combined Statement of Operations
for the Six Months Ended June 30, 2018
(in thousands, except share and per share amounts)

	VICI Properties Inc. (aa)	Pro Forma Adjustments		Total Pro Forma
Revenues
Income from direct financing leases	$364,355	$—		$364,355
Income from operating leases	24,418	—		24,418
Tenant reimbursement of property taxes	36,175	—		36,175
Golf operations	14,303	—		14,303
Revenues	439,251	—		439,251
Operating Expenses
General and administrative	14,468	—		14,468
Depreciation	1,828	—		1,828
Property taxes	36,175	—		36,175
Golf operations	8,608	—		8,608
Total operating expenses	61,079	—		61,079
Operating income	378,172	—		378,172
Interest expense	(104,314)	1,166	(dd)	(103,148)	(hh)
Interest income	5,477	—		5,477
Loss from extinguishment of debt	(23,040)	—		(23,040)
Income before income taxes	256,295	1,166		257,461
Income tax expense	(832)	—		(832)
Net income	255,463	1,166		256,629
Less: Net income attributable to noncontrolling interests	(4,297)	—		(4,297)
Net income attributable to common stockholders	$251,166	$1,166		$252,332

Weighted average number of common and potentially dilutive securities outstanding
Basic				369,908,170
Diluted				370,048,321
Basic earnings per common share				$0.68
Diluted earnings per common share				$0.68	(ii)
The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma consolidated and combined financial information.

Unaudited Pro Forma Consolidated and Combined Statement of Operations
For the Year Ended December 31, 2017
(in thousands, except share and per share amounts)

	VICI Properties Inc. (bb)	Caesars Entertainment Outdoors (cc)	Pro Forma Adjustments (ee)		Total Pro Forma
Revenues
Income from direct financing leases	150,171	—	583,568		733,739	(ff)
Income from operating leases	11,529	—	36,971		48,500	(ff)
Tenant reimbursement of property taxes	19,558	—	58,674		78,232
Golf operations	6,351	14,136	6,949		27,436
Revenues	187,609	14,136	686,162		887,907
Operating Expenses
General and administrative	9,939	1,382	12,029		23,350
Depreciation	751	2,445	—		3,196
Property taxes	19,558	—	58,674		78,232
Golf operations	4,126	10,309	1,265		15,700
Acquisition and transaction expense	9,039	—	—		9,039
Total operating expenses	43,413	14,136	71,968		129,517
Operating income	144,196	—	614,194		758,390
Interest expense	(63,354)	—	(133,680)	(gg)	(197,034)	(hh)
Interest income	282	—	—		282
Loss from extinguishment of debt	(38,488)	—	—		(38,488)
Income before income taxes	42,636	—	480,514		523,150
Income tax benefit (expense)	1,901	—	(3,424)		(1,523)
Net income	44,537	—	477,090		521,627
Less: Net income attributable to noncontrolling interests	1,875	—	6,045		7,920
Net income attributable to common stockholders	42,662	—	471,045		513,707

Weighted average number of common and potentially dilutive securities outstanding
Basic					370,028,510
Diluted					370,028,510
Basic earnings per common share					$1.39
Diluted earnings per common share					$1.39	(ii)
The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma consolidated and combined financial information.
Note 1—Statement of Operations Pro Forma Adjustments

(aa)
Represents the results of operations derived from the historical unaudited consolidated financial statements of the Company for the six months ended June 30, 2018 as set forth in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018.

(bb)
Represents the results of operations derived from the historical audited consolidated financial statements of the Company for the period from October 1, 2017 through December 31, 2017 as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(cc)
Represents the results of operations derived from the historical audited combined financial statements of CEO for the period from January 1, 2017 through October 5, 2017 as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. CEO was transferred to a subsidiary of the Company (VICI Golf LLC) on the Formation Date and includes the historical expenses directly associated with the assets contributed by Ceasars Entertainment Operating Company, Inc. ("CEOC"), a wholly-owned subsidiary of Caesars, comprised of depreciation, property taxes, insurance, operating expenses and payroll costs.

(dd)
Assuming LIBOR of 1.9%, this adjustment represents the net change in interest expense resulting from the Company using the net proceeds from the IPO to (a) pay down $300 million of indebtedness outstanding under the Revolving Credit Facility with an interest rate of 4.15% (LIBOR plus 2.25%); (b) redeem $268.4 million out of $766.9 million aggregate principal amount of 8.0% second-priority senior secured notes due 2023 issued in October, 2017 ("Second Lien Notes"); and (c) repay $100.0 million of the Term Loan B Facility with an interest rate of 4.15% (LIBOR plus 2.25%). Additionally, this adjustment includes a 0.25% interest rate reduction from LIBOR plus 2.25% to LIBOR plus 2.00% on the remaining $2,100.0 million pro forma aggregate principal amount of Term Loan B Facility indebtedness outstanding on February 5, 2018. For purposes of this pro forma presentation, the reduction in indebtedness from the use of the net proceeds from the IPO have been applied to the pro forma consolidated and combined statement of operations assuming they occurred on January 1, 2018.

(ee)
Represents the adjustments to present the following transactions consummated during 2017 that are not fully reflected in the historical statements, which present the period from October 6, 2017 to December 31, 2017:

•
Income from direct financing lease agreements associated with the rent from the lease agreements for Caesars Palace Las Vegas ("CPLV Lease"), Harrah's Joliet ("Joliet Lease"), and regional properties, other than the facilities in Joliet, Illinois, located outside of Las Vegas ("Non-CPLV Lease" and collectively with the CPLV Lease and the Joliet Lease, the "Formation Lease Agreements"), which were entered into on October 6, 2017, and from the lease agreement for Harrah's Las Vegas ("HLV Lease"), which was entered into on December 22, 2017, collectively the “Lease Agreements.” The Lease Agreements are accounted for as direct financing leases.

Under the CPLV Lease, base rent is $165.0 million for the first seven years with an annual increase of the greater of 2% and the increase in the Consumer Price Index commencing in the second year. Beginning in the eighth year, a portion of the rent amount will be designated as variable rent and will be adjusted periodically to reflect changes in net revenue for the property through the end of the lease term.
Under each of the Non-CPLV Lease and Joliet Lease, base rent is equal to $433.3 million and $39.6 million, respectively, for the first seven years with an annual increase of the greater of 2% and the increase in the Consumer Price Index commencing in the sixth year. With respect to the Joliet Lease, we are entitled to receive 80% of the rent pursuant to the operating agreement of our joint venture, Harrah’s Joliet Landco LLC. Beginning in the eighth year, a portion of each rent amount will be designated as variable rent and will be adjusted periodically to reflect changes in net revenue for the respective properties through the end of the lease term.
Under the HLV Lease, base rent is $87.4 million for the first seven years with an annual increase of 1% for the first five years and an annual increase of the greater of 2% and the increase in the Consumer Price Index commencing in the sixth year. Beginning in the eighth year, a portion of the rent amount will be designated as variable rent and will be adjusted periodically to reflect changes in net revenue for the property through the end of the lease term.
At each renewal term, the base rent amount of each of our Lease Agreements will be set at the fair market value for the rent but will not be less than the amount of rent due from the tenant in the immediately preceding year nor will the rent increase by more than 10% compared to the immediately preceding year. The portion of the overall rent amount attributable to any facility for which the renewal term extends beyond 80% of its useful life will be adjusted to fair market value for that facility.
Base rent and variable rent that are known at the lease commencement date will be recorded on an effective interest method basis over the thirty-five-year lease term, which includes the initial fifteen-year non-cancelable lease term and all four five-year tenant optional renewal terms under the Lease Agreements, as such renewal terms have been determined to be reasonably assured.
The lease terms described above do not reflect the contemplated modifications to the Non-CPLV Lease and the CPLV Lease, which will be amended to, among other things, include the contemplated acquisition of Harrah’s Philadelphia Casino and Racetrack and the acquisition of Octavius Tower at Caesars Palace, respectively. The HLV Lease and the Joliet Lease will also be modified at such time to achieve consistency with the other Lease Agreements. Such contemplated lease amendments are further described in the Current Reports on Form 8-K filed on May 9, 2018 and July 11, 2018.

For the year ended December 31, 2017, our portion of pro forma rent payments under the Formation Lease Agreements and the HLV Lease total $581.5 million and $87.4 million, respectively. Pro forma income from direct financing leases from the Formation Lease Agreements and the HLV Lease is $640.7 million and $92.6 million, respectively.
The difference of $59.2 million for the Formation Lease Agreements represents an adjustment of $51.7 million to recognize fixed amounts due on an effective interest basis at a constant rate of return over the lease term and $7.5 million of rent attributable to non-controlling interest.
The difference of $5.2 million for the HLV Lease represents the adjustment to recognize fixed amounts due on an effective interest basis at a constant rate of return over the lease term.

•
The portion of lease income associated with the rent from the Formation Lease Agreements that is accounted for under the operating lease method. Rental income was allocated to operating assets based on CEOC's incremental borrowing rate in accordance with ASC 840.

•
The reimbursement from our tenants for the property taxes paid by our tenants under the Lease Agreements with offsetting expenses recorded in operating expenses, as two of our subsidiaries are the primary obligors.

•
Golf-related revenues resulting from the Golf Course Use Agreement entered into on October 6, 2017 by and among subsidiaries of VICI Golf, CEOC, and Caesars Enterprise Services, LLC (among others). Revenues under this agreement are comprised of a membership fee, use fee and minimum rounds fee.

•	General and administrative expenses, including payroll costs and external audit fees incurred independently to operate the Company as an independent company.
We also expect to incur additional costs, including but not limited to salaries. Additionally, we have incremental costs as a result of becoming a publicly traded company.
We estimate that our general and administrative costs for the Company on a consolidated basis, including costs of operating as an independent company, could result in additional general and administrative expenses of $3 million to $5 million per year.

•
Golf-related expenses resulting from the allocation of corporate general and administrative expenses discussed above, including payroll costs and external audit fees incurred independently to operate the Company as an independent company.

•
Income tax expense expected to be incurred by CEO as a taxable REIT subsidiary based on an estimated effective income tax rate of 21% in accordance with the tax reform bill signed into law at the end of 2017.

•
Net income attributable to non-controlling interests with respect to the Joliet Lease , pursuant to which we are entitled to receive 80% of the $39.6 million rent pursuant to the operating agreement of our joint venture, Harrah’s Joliet Landco LLC.

(ff)
The accounting treatment of the Lease Agreements is bifurcated between operating leases and direct financing leases. We recognize lease income with respect to the buildings and a portion of the land under the direct financing lease method, and rental revenue with respect to a certain portion of the land under the operating lease method.

For the year ended December 31, 2017, pro forma cash received under our Lease Agreements was $717.4 million of which $48.5 million was accounted for under the operating lease method and $668.9 million was accounted for under the direct financing lease method.

Rental income from operating leases was $48.5 million in 2017 on a pro forma basis. Pro forma earned income from direct financing leases for the year 2017 was $725.8 million. On a pro forma basis, earned income from direct financing leases exceeded cash payments accounted for using the direct financing lease method due to the adjustments to recognize fixed amounts due on an effective interest basis at a constant rate of return over the lease term.

(gg)	Assuming LIBOR of 1.9%, this adjustment represents the net change in interest expense to reflect:

•
The debt issued on the Formation Date, including $1,638.4 million of Prior Term Loans; $311.7 million aggregate principal amount of Prior First Lien Notes; $766.9 million aggregate principal amount of Second Lien Notes; $1,550.0 million of asset-level real estate mortgage financing of Caesars Palace Las Vegas incurred October 6, 2017 and $650.0 million of Prior CPLV Mezzanine Debt for a total aggregate face value of debt of $4,917.0 million. The weighted average interest rate on the outstanding debt at formation was 5.36%. These transactions were consummated on October 6, 2017 and are not fully reflected in the historical statements, which present the period from October 6, 2017 to December 31, 2017. For purposes of this pro forma presentation, these transactions have been applied to the pro forma consolidated and combined statement of operations assuming they occurred on January 1, 2017.

•
The buy down of $1,638.4 million and $311.7 million aggregate principal amount of senior secured Prior Term Loans and first-priority Prior First Lien Notes, respectively, with interest rates of 5.40% (LIBOR plus 3.5%); the buy down of $400.0 million aggregate principal amount of Prior CPLV Mezzanine Debt with a weighted average fixed interest rate of 7.1%; partially offset by the issuance of $2,200.0 million and $300.0 million aggregate principal amount of Term Loan B Facility and Revolving Credit Facility, respectively, with a weighted average interest rate of 4.15% (LIBOR plus 2.25%) and amortization of debt issuance cost and original issue discount of $5.9 million for the year ended December 31, 2017. These transactions were consummated on December 22, 2017 and are not fully reflected in the historical statements, which present the period from October 6, 2017 to December 31, 2017. For purposes of this pro forma presentation, these transactions have been applied to the pro forma consolidated and combined statement of operations assuming they occurred on January 1, 2017.

•
The Company using the net proceeds from its IPO to: (a) pay down $300.0 million of indebtedness outstanding under the Revolving Credit Facility with an interest rate of 4.15% (LIBOR plus 2.25%); (b) redeem $268.4 million in aggregate principal amount of Second Lien Notes with a fixed interest rate of 8.0%; and (c) repay $100.0 million of the Term Loan B Facility with an interest rate of 4.15% (LIBOR plus 2.25%). Additionally, this adjustment includes a 0.25% interest rate reduction from LIBOR plus 2.25% to LIBOR plus 2.00% on the remaining $2,100.0 million pro forma aggregate principal amount of Term Loan B Facility indebtedness outstanding following the Company’s IPO. For purposes of this pro forma presentation, the reduction in indebtedness from the use of the net proceeds from the IPO have been applied to the pro forma consolidated and combined statement of operations assuming they occurred on January 1, 2017.

(hh)
Represents interest expense related to pro forma borrowings by our subsidiaries as of June 30, 2018. It is estimated that a 1% increase or decrease in the annual interest rate on our variable rate obligations would increase or decrease our annual cash interest expense by approximately $21.0 million on an annual basis.

(ii)	Diluted earnings per share is computed using the weighted-average number of common shares and the effect of potentially dilutive securities outstanding during the period.